UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Rule 14a-12

PERFORMANCE TECHNOLOGIES, INCORPORATED
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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PERFORMANCE TECHNOLOGIES, INCORPORATED

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 24, 2012

The Annual Meeting of Stockholders of Performance Technologies, Incorporated will be held at our NEW headquarters located at 140 Canal View Boulevard, Rochester, New York 14623, on Thursday, May 24, 2012 at 10:00 a.m., New York time, for the following purposes, which are more fully described in the accompanying Proxy Statement:

1.     To elect two Class III directors to our Board of Directors to hold office until our 2015 Annual Meeting of Stockholders and until such directors’ successors are duly elected and qualified.

2.     To consider and act upon a proposal to adopt the Performance Technologies, Incorporated 2012 Omnibus Incentive Plan.

3.     To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

4.     To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Stockholders of record at the close of business on March 26, 2012 are entitled to notice of and to vote at the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please promptly vote by the Internet, by telephone or by completing and returning the enclosed proxy card. Voting early will help avoid additional solicitation costs and will not prevent you from voting in person at the Annual Meeting if you wish to do so.

                                                                                                                                Stuart B. Meisenzahl

                                                                                                                                Secretary

Rochester, New York

April 23, 2012

PERFORMANCE TECHNOLOGIES, INCORPORATED

205 Indigo Creek Drive

Rochester, New York 14626

   April 23, 2012

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is solicited on behalf of the Board of Directors of Performance Technologies, Incorporated (“PT”, the “Company”, “we”, “us”, “our”) to be used at our Annual Meeting of Stockholders, which will be held at our NEW principal executive office, 140 Canal View Boulevard, Rochester, New York 14623, at 10:00 a.m., New York time, on Thursday, May 24, 2012 (the “Meeting”), and at any adjournments thereof. This proxy statement, the accompanying form of proxy, and our 2011 annual report to stockholders are first being mailed to our stockholders on or about April 23, 2012.

The proxy, when properly executed and received by our Secretary prior to the Meeting, will be voted as therein specified unless revoked by filing a written revocation or a duly executed proxy bearing a later date with our Secretary prior to the Meeting. A stockholder of record may also revoke a proxy in person at the Meeting. Unless authority to vote for the director nominee is specifically withheld, a signed proxy will be voted FOR the election of the director nominee named herein and, unless otherwise indicated, FOR the adoption of our 2012 Omnibus Incentive Plan and the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

The full cost of soliciting proxies will be borne by the Company. In addition to solicitation by use of the mails, directors, officers or our regular employees, without extra compensation, may solicit proxies personally, by telephone, email or facsimile transmission. We requested persons holding stock for others in their names or in the names of nominees to forward soliciting material to the beneficial owners of such shares and will, if requested, reimburse such persons for their reasonable expenses in so doing.

Important Notice Regarding the Availability of Proxy Materials for the Meeting of Stockholders to Be Held on May 24, 2012

As required by rules adopted by the Securities and Exchange Commission, we are making this Proxy Statement, form of proxy and 2011 Annual Report to stockholders available to you on the Internet at www.pt.com/about-pt/investors.   The information contained on our website is not part of the Proxy Statement and is not deemed incorporated by reference into this Proxy Statement or any other public filing made with the SEC.

VOTES REQUIRED

Stockholders may vote by mail, telephone or the Internet. For some stockholders, information regarding telephone and Internet voting is included in the proxy card instructions. Our total outstanding shares of capital stock as of March 26, 2012, the Record Date for the Meeting (the “Record Date”), consisted of 11,116,397 shares of Common Stock, par value $.01 per share (the “Common Stock”). Only holders of record of Common Stock on the books of the Company at the close of business on the Record Date are entitled to notice of and to vote at the Meeting and at any adjournments thereof. Each holder of Common Stock is entitled to one vote for each share of Common Stock registered in the holder’s name. A majority of the outstanding shares of Common Stock, represented in person or by proxy at the Meeting, will constitute a quorum for the transaction of all business, as provided in the Company’s by-laws.

Pursuant to the provisions of the Delaware General Corporation Law, directors shall be elected by a plurality of the votes cast by the holders of shares of our Common Stock present in person or represented by proxy at the Meeting and entitled to vote at the Meeting. Because directors are elected by a plurality of the votes cast, withholding authority to vote with respect to the nominee will have no effect on the outcome of the election, although such shares would be counted as present for purposes of determining the existence of a quorum. Provided each nominee receives at least one vote in favor of his election, abstentions will have no effect on the election of directors.

The affirmative vote of holders of a majority of shares of Common Stock represented at the Meeting and entitled to vote on the proposal to adopt the Performance Technologies, Incorporated 2012 Omnibus Incentive Plan is required for approval of that proposal.    Abstentions are treated as shares present and voting, so abstaining has the same effect as a negative vote.  The affirmative vote of a majority of the shares present or represented by proxy at the Meeting and entitled to vote at the Meeting is required to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.  Abstentions are treated as shares present and voting, so abstaining has the same effect as a negative vote.

With respect to “routine” matters, such as the ratification of the selection of the independent registered public accounting firm, a brokerage firm, bank or other nominee has authority (but is not required), under the rules governing self-regulatory organizations (the “SRO rules”), to vote its clients’ shares if the clients do not provide instructions.  When a brokerage firm, bank or other nominee votes its clients’ securities on routine matters without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the meeting and in determining the number of shares voted “FOR”  or “AGAINST”  such routine matters.

With respect to “non-routine” matters, including the election of directors and the adoption of our 2012 Omnibus Incentive Plan, a brokerage firm, bank or other nominee is not permitted under the SRO rules to vote its clients’ shares if the clients do not specifically instruct their brokerage firm, bank or other nominee on how to vote their shares. The brokerage firm, bank or other nominee will so note on the vote card, and this constitutes a “broker non-vote.” “Broker non-votes” will be counted for purposes of establishing a quorum to conduct business at the meeting but not for determining the number of shares voted “FOR,” “AGAINST” or “ABSTAINING”  from any non-routine matters. At the 2012 Annual Meeting of Stockholders, two non-routine matters, the election of two Class III directors of the Company with term expiring in 2015 and the adoption of the Performance Technologies, Incorporated 2012 Omnibus Incentive Plan, will be presented for a vote.

Accordingly, if you do not vote your proxy, your brokerage firm, bank or other nominee may either: (i) vote your shares on routine matters and cast a “broker non-vote” on non-routine matters, or (ii) leave your shares un-voted altogether.  Therefore, we encourage you to provide instructions to your brokerage firm, bank or other nominee by voting your proxy.  This action ensures that your shares and voting preferences will be fully represented at the meeting.

CORPORATE GOVERNANCE

Overview

The Company has a history of good corporate governance practices, which have aided our long-term success. The Board of Directors (the “Board”) and management have recognized for many years the need for sound corporate governance practices in fulfilling their respective duties and responsibilities to our stockholders.

The Board provides oversight with respect to our overall performance, strategic direction and key corporate policies. It approves major initiatives, advises on key financial and business objectives, and monitors progress with respect to these matters. Members of the Board are kept informed of our business by various reports and documents provided to them on a regular basis, including operating and financial reports made at Board and committee meetings by the chairman and other officers. The Board has three standing committees:  Audit Committee, Compensation Committee and Nominating Committee.

On an annual basis, each director and executive officer is obligated to complete a director and officer questionnaire. The questionnaire requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest. The Board is charged with addressing any conflict of interest involving the chairman, the chief executive officer, the chief financial officer, or any elected officer of the Company.

Director Independence

On an annual basis, our directors and executive officers submit responses to the Company’s Directors and Officers Questionnaire on which the directors and officers are required to disclose to the Company any transactions with related persons, as defined by the rules of the Securities and Exchange Commission, which occurred during the year.  There were no such transactions with related persons during 2011.

Each year, the Board affirmatively determines the independence of each director and nominee for election as a director as required by the NASDAQ Listing Standards.

Based on these standards, the Board affirmatively determined that each of the following non-employee directors is independent and has no relationship with the Company, except as a director and, if applicable, stockholder of the Company:

(1) Dennis C. Connors	(3) Stuart B. Meisenzahl
(2) Charles E. Maginness	(4) Robert L. Tillman

In addition, based on such standards, the Board affirmatively determined that John M. Slusser is not independent because he is the chairman, president and chief executive officer of the Company.

Board Leadership and Risk Management

Current Leadership Structure

John M. Slusser holds the position of Chairman, Chief Executive Officer and President.  The Board currently believes that the Company and its stockholders are best served by having Mr. Slusser serve in both positions.  As PT’s founder, Mr. Slusser is most familiar with our business and the unique challenges we face in the current environment.  The Board believes Mr. Slusser is best positioned to set the agenda items and lead discussions on the important matters affecting us.  Mr. Slusser’s wealth of knowledge regarding Company operations and the markets in which we compete qualifies him to best identify matters for Board review and deliberation.  Additionally, the combined role of Chairman and CEO facilitates centralized Board leadership in one person so there is no ambiguity about accountability.  This structure also eliminates conflict between two leaders and minimizes the likelihood of two spokespersons sending different messages.  Other than Mr. Slusser, all members of the Board are independent and our key committees are comprised solely of independent Board members.  In addition, at each regularly scheduled Board meeting, independent directors are provided an opportunity to meet in an executive session without Mr. Slusser present to review Company performance, management effectiveness, proposed programs and transactions and items for subsequent Board meeting agendas.

The Board’s Role in Risk Oversight

Our Board is responsible for oversight of PT’s risk assessment and risk management process.  The Audit Committee is responsible for financial and accounting risk oversight, including risk associated with financial statements and internal controls.  The Compensation Committee is responsible for compensation risk oversight, including the design of compensation programs.  Our Board is responsible for enterprise-wide risk management oversight, including risks associated with our operations and strategic direction. Our Board performs this function in a number of ways, including:

•	at its regularly scheduled meetings, the Board receives management updates on our business operations, financial results, and strategy, and discusses risks related to the business; and
•	at its regularly scheduled meetings, the Board receives committee reports and management updates on risks overseen by the Board committees, and discusses such risks.

Management is responsible for day-to-day risk management.  This risk management responsibility includes identifying, evaluating and addressing potential risks that may exist at the enterprise, operational, strategic, financial, regulatory and/or reporting levels and reporting material and significant risks to the Board.  In addition, our Chief Financial Officer reports to our Audit Committee on financial statement and internal controls risk.

Nominations of Directors

Identifying Candidates

The Nominating Committee has a written charter available in the Investors section of our website at www.pt.com/about-pt/investors, which specifically sets forth the duties of the Nominating Committee. The Nominating Committee is responsible for identifying and screening potential director candidates and recommending qualified candidates to the Board for nomination. The Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. In addition, the Nominating Committee considers recommendations of potential candidates from current directors, management and stockholders. The Committee intends to evaluate candidates, whether the candidate was recommended by a stockholder or by the Nominating Committee, in the same manner.  Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board may do so by delivering a written recommendation to the attention of the Nominating Committee at the address set forth on the cover of this proxy statement. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of our Common Stock. In addition, any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Qualifications and Diversity

The Nominating Committee selects individuals as director nominees based on their business and professional accomplishments, integrity, demonstrated ability to make independent analytical inquiries, ability to understand our business, absence of conflicts of interest, and willingness to devote the necessary time to Board duties. Neither the Board nor the Nominating Committee has set minimum requirements with respect to age, education or years of business experience or set specific required skill sets for directors, but the Committee requires that each director has a proven record of success and leadership. The Nominating Committee seeks to structure the Board of Directors such that it consists of a diverse group of individuals, each with a unique combination of skills, experience, and background. The Committee has no set diversity policy or targets, but will place appropriate emphasis on certain skills, experience, or background that it determines add or would add value to our Board.  Knowledge of our industry and strategic perspective, as well as financial and accounting expertise and experience on other Boards are examples of attributes that our Board and the Nominating Committee consider to be key.  The Nominating Committee also considers effective interaction among Board members and between the Board of Directors and management to be crucial factors in considering individuals for nomination.

Candidate Selection Process

New candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the Nominating Committee considers diversity, maturity, skills and such other factors as it deems appropriate given our current needs and the needs of our Board to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews such directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating Committee also determines whether the nominee is independent, which determination is based upon applicable NASDAQ Listing Standards, applicable rules and regulations of the United States Securities and Exchange Commission (the “SEC”), and the advice of counsel, if necessary. The Nominating Committee conducts inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board.

Regardless of how a candidate is brought to the Nominating Committee’s attention, qualified candidates are asked to conduct one or more personal interviews with members of the Board. Chosen candidates are extended invitations to join the Board. If a candidate accepts, he or she is formally nominated.

Communications with the Board

Stockholders and other interested parties may communicate with one or more members of the Board or the non-management directors as a group in writing by regular mail. The following address may be used by those who wish to send such communications:

[Board of Directors] or [Name of Individual Director(s)]

PT

c/o Secretary

140 Canal View Boulevard

Rochester, NY  14623

The Board has instructed the Secretary to review all communications so received and to exercise his discretion not to forward to the Board correspondence that is inappropriate, such as business solicitations, frivolous communications and advertising, and routine business matters (i.e. business inquiries, complaints, or suggestions). However, any director may, at any time, request the Secretary to forward any and all communications received by the Secretary but not previously forwarded to the directors.

Code of Business Conduct and Ethics

The Company’s Code of Business Conduct and Ethics (the “Code”) applies to all directors, officers and employees or associates of the Company and its subsidiary companies. It is intended to promote the highest standards of honesty and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, full and understandable disclosure in reports and documents filed with the SEC, compliance with applicable governmental rules and regulations, the prompt reporting of violations of the Code to an appropriate person or persons identified in the Code, and accountability for adherence to the Code.  The Code complies with the requirements of Item 406 of the SEC’s Regulation S-K.

The Board has established a means for employees, customers, suppliers, stockholders and other interested parties to submit confidential and anonymous reports of suspected or actual violations of the Company’s Code of Business Conduct and Ethics.

Any employee, stockholder or other interested party can send an email to auditcommittee@pt.com  to submit a report of suspected or actual violations of the Company’s Code of Business Conduct and Ethics. In addition, communications can be sent to the Chairman of our Audit Committee at:

Mr. Dennis C. Connors

2300 McDermott, Suite 200

P.O. Box 149

Plano, TX 75025

The Company’s Code of Business Conduct and Ethics is available in the Investors section of our website at www.pt.com/about-pt/investors .

MEETINGS AND COMMITTEES OF THE BOARD

The Board

Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his duties and to attend all Board, committee and stockholders’ meetings. Our Board held nine meetings during 2011, of which four were regularly scheduled meetings and five were held to address particular matters.  All of the directors attended at least 75 percent of the Board and committee meetings that required their attendance.  As required by the NASDAQ Listing Standards, it is the policy of the Board that the independent members of the Board meet regularly in executive (private) sessions at which only independent directors are present.  The Board met in executive session four times during 2011.  All but one of our current directors attended the 2011 Annual Meeting of Stockholders.

Committees of the Board

The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities. The committees are currently the Audit Committee, the Nominating Committee and the Compensation Committee. In accordance with the NASDAQ Listing Standards, all the committees are comprised solely of non-employee, independent directors. The table below shows current membership for each of the Board committees:

Audit Committee	Nominating Committee	Compensation Committee
Dennis C. Connors*	Dennis C. Connors	Charles E. Maginness*
Stuart B. Meisenzahl	Charles E. Maginness	Stuart B. Meisenzahl
Robert L. Tillman	Robert L. Tillman*	Robert L. Tillman
                * Denotes Committee Chairperson

In addition to the three standing committees mentioned above, on occasion the Board convenes a special Strategic Planning Committee to provide input and advice to senior management with respect to certain initiatives and other matters related to the strategic direction of the Company.  This committee is comprised of Dennis C. Connors, Charles E. Maginness, John M. Slusser and Robert L. Tillman, all of whom (with the exception of Mr. Slusser) are independent directors.  This special committee did not meet during 2011.

Audit Committee

The Audit Committee has three members and met four times during 2011. The Audit Committee is responsible for reviewing our financial reporting procedures and attending to related matters, as discussed in the Audit Committee’s charter. The written charter for the Audit Committee, which was adopted by the Board, more specifically sets forth the duties of the Audit Committee and is available in the Investors section of our website at www.pt.com/about-pt/investors.  All of the members of the Audit Committee are financially literate and qualify as being “independent” under the NASDAQ Listing Standards and applicable SEC rules. The Board has determined that the Audit Committee does not currently have an “audit committee financial expert” under applicable SEC rules, as E. Mark Rajkowski declined to seek re-election to the Board of Directors when his current Board term expired at the 2011 Annual Meeting.  The Company is currently engaged in efforts to identify an appropriate replacement to serve as an “audit committee financial expert.”  Until these efforts are successful, the Company will at least temporarily not have an Audit Committee member who qualifies as an “audit committee financial expert.”

The Audit Committee’s responsibilities, which are set forth in detail in its charter, include the following:

•      Establish policies and procedures for, and review and approve the appointment, compensation and termination of, the independent registered public accounting firm;

•      Review with the independent registered public accounting firm and financial management of the Company and approve the scope of the audit;

•      Pre-approve all audit and permissible non-audit fees;

•      Hold meetings periodically with the independent registered public accounting firm, the Board and management to review and monitor the adequacy and effectiveness of reporting, internal controls and compliance with Company policies;

•      Review consolidated financial statements and disclosures;

•      Review with management and the registered independent public accounting firm and approve disclosure controls and procedures and accounting principles and practices; and

•      Perform other functions or duties deemed appropriate by the Board.

Nominating Committee

The Nominating Committee has three members and met once during 2011.  The Committee is comprised solely of non-employee directors, all of whom the Board has determined are independent pursuant to the NASDAQ Listing Standards. The Board has adopted a charter for the Nominating Committee, which is available in the Investors section of our website at www.pt.com/about-pt/investors.

The Nominating Committee’s responsibilities, which are set forth in detail in its charter, include the following:

•      Develop qualifications/criteria for selecting and evaluating director nominees and evaluating current directors;

•      Consider and propose director nominees for election at the Annual Meeting of Stockholders;

•      Select candidates to fill Board vacancies as they may occur;

•      Make recommendations to the Board regarding Board committee memberships;

•      Consider the independence of each director and nominee for director; and

•      Perform other functions or duties deemed appropriate by the Board.

Compensation Committee

The Compensation Committee has three members and met once during 2011. The Compensation Committee is comprised solely of non-employee directors, all of whom the Board has determined are independent pursuant to the NASDAQ Listing Standards. The Board has adopted a charter for the Compensation Committee, which is available in the Investors section of our website at www.pt.com/about-pt/investors.

The Compensation Committee’s responsibilities, which are set forth in detail in its charter, include the following:

•     Establish the base salary, incentive compensation and any other compensation for the Company’s president and chief executive officer, review the chief executive officer’s recommendations for the compensation of certain executive officers reporting to him, and set and approve such compensation;

•     Monitor the Company’s management incentive and stock-based compensation plans and discharge the duties imposed on the Committee by the terms of those plans; and

•     Perform other functions or duties deemed appropriate by the Board.

Compensation decisions for the executive officers of the Company and the Company’s directors are made by the Compensation Committee. Periodically, the Compensation Committee has engaged outside executive compensation consultants to assist in evaluating the components of the executive compensation program, although no such firm was engaged during 2011. The competitive analysis developed by these firms has been helpful in constructing the compensation package for the chief executive officer and the other executive officers.

The Compensation Committee’s chairman reports the Committee’s recommendations on executive compensation to the Board. The Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors and consultants as it deems necessary to assist in the fulfillment of its responsibilities.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table, with notes thereto, sets forth as of March 26, 2012 certain information regarding the Common Stock held by (i) persons known to us who own beneficially more than 5% of our Common Stock, (ii) each of our directors, (iii) each of our Named Executive Officers, and (iv) all of our directors and executive officers as a group. Unless otherwise indicated immediately beneath the beneficial owner’s name, the address of each beneficial owner listed in the table below is, until May 14, 2012, c/o PT, 205 Indigo Creek Drive, Rochester, New York 14626.  Thereafter, the address will be c/o PT, 140 Canal View Boulevard, Rochester, New York 14623.

	Shares Beneficially Owned
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Quaker Capital Management Corp. 601 Technology Drive, Suite 310 Canonsburg, PA 15317	1,394,115(2)	12.5%
Ameriprise Financial, Inc. 145 Ameriprise Financial Center, Minneapolis, MN 55474	1,330,492(3)	12.0%
Dimensional Fund Advisors LP 1299 Ocean Avenue, Santa Monica, CA 90401	887,357(4)	8.0%
Harris B. Leviton 91 Revere Street, Boston, MA 02114	600,600(5)	5.4%
Charles E. Maginness	641,242(6)	5.7%
John M. Slusser	491,261(7)	4.3%
Dorrance W. Lamb	166,918(8)	1.5%
J. Patrick Rice	118,500(9)	1.1%
Robert L. Tillman	65,000(10)	*
Stuart B. Meisenzahl	43,250(11)	*
Dennis C. Connors	38,333(12)	*

All Directors and Executive Officers as a Group (8 persons)	1,725,404(13)	14.5%

* Less than 1%.

(1)       Percentage of common shares beneficially owned is based upon 11,116,397 shares of Common Stock outstanding as of March 26, 2012.

(2)        The following information is derived from Form 4 filed on February 24, 2012 and Amendment No. 4 to Schedule 13G, dated February 14, 2012, filed by Quaker Capital Management Corporation. Quaker Capital Partners I, L.P.; Quaker Premier, L.P.; Quaker Capital Partners II, L.P.; Quaker Premier II, L.P.; and Mark G. Schoeppner are the listed affiliates of Quaker Capital Management Corporation through which the securities being reported by Quaker Capital Management Corporation were acquired.  Quaker Premier, L.P. is the sole general partner of Quaker Capital Partners I, L.P. Quaker Premier II, L.P. is the sole general partner of Quaker Capital Partners II, L.P. Quaker Capital Management Corporation has shared voting and dispositive power over 1,394,115 shares. Quaker Capital Partners I, L.P. and Quaker Premier, L.P. report sole voting and dispositive power over 908,300 shares. Quaker Capital Partners II, L.P. and Quaker Premier II, L.P. report sole voting and dispositive power over 485,815 shares.  Mark G. Schoeppner disclaims beneficial ownership of 1,394,115 shares that may be deemed to be beneficially owned by Quaker Capital Partners I, L.P. and Quaker Capital Partners II, L.P.

(3)        The following information is derived from Amendment No. 2 to Schedule 13G, dated February 13, 2012, filed by Ameriprise Financial, Inc.  Columbia Investment Management Advisors, LLC is a listed subsidiary which acquired the securities being reported by the parent holding company. Columbia Investment Management Advisors, LLC is an investment advisor to Columbia Small Cap Core Fund, which is a registered investment company.  Ameriprise Financial, Inc. has shared dispositive power over 1,330,492 shares and shared power to vote or to direct the voting of 891,917 shares. Columbia Management Investment Advisors, LLC has shared dispositive power over 1,330,492 shares, and shared power to vote or to direct the voting of 891,917 shares. Columbia Small Cap Core Fund has shared dispositive power over 643,041 shares, and sole power to vote or to direct the voting of 643,041 shares.

(4)        The following information is derived from Amendment No. 5 to Schedule 13G, dated February 10, 2012 filed by Dimensional Fund Advisors LP.  Dimensional Fund Advisors LP has sole voting power over 875,448 shares and sole dispositive power over 887,357 shares.

(5)        The following information is derived from Amendment No. 4 to Schedule 13G, dated February 2, 2012 filed by Harris B. Leviton.  Mr. Leviton has sole voting and dispositive power over 598,750 shares and shared voting and dispositive power over 1,850 shares.

(6)        Includes (a) 40,000 shares of Common Stock issuable upon exercise of options currently exercisable; and (b) 93,247 shares of Common Stock owned of record by Mr. Maginness’ wife. Mr. Maginness disclaims beneficial ownership of the shares owned by his wife.  Excludes 10,000 shares of Common Stock issuable upon exercise of options not yet vested.

(7)        Includes (a) 221,500 shares of Common Stock issuable upon exercise of options currently exercisable; and (b) 10,000 shares of Common Stock owned of record by Mr. Slusser’s wife.  Mr. Slusser disclaims beneficial ownership of the shares owned by his wife. Excludes 193,500 shares of Common Stock issuable upon exercise of options not yet vested.

(8)        Includes 126,250 shares of Common Stock issuable upon exercise of options currently exercisable. Excludes 109,500 shares of Common Stock issuable upon exercise of options not yet vested.

(9)        Includes 118,500 shares of Common Stock issuable upon exercise of options currently exercisable.  Excludes 80,000 shares of Common Stock issuable upon exercise of options not yet vested.

(10)      Includes 40,000 shares of Common Stock issuable upon exercise of options currently exercisable.  Excludes 10,000 shares of Common Stock usable upon exercise of options not yet vested.

(11)      Includes 40,000 shares of Common Stock issuable upon exercise of options currently exercisable.  Excludes 10,000 shares of Common Stock usable upon exercise of options not yet vested.

(12)      Includes 38,333 shares of Common Stock issuable upon exercise of options currently exercisable.  Excludes 10,000 shares of Common Stock usable upon exercise of options not yet vested.

(13)      Includes 770,833 shares of Common Stock issuable upon exercise of options currently exercisable. Excludes 495,000 shares of Common Stock issuable upon exercise of options not yet vested.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board currently consists of five members:  John M. Slusser, Dennis C. Connors, Charles E. Maginness, Stuart B. Meisenzahl and Robert L. Tillman.  The Board is divided into three classes with staggered terms. At this year’s Annual Meeting, proxies will be solicited to re-elect Dennis C. Connors and Robert L. Tillman as Class III directors to serve until the 2015 annual meeting or until their successors are elected and qualified.  Messrs. Connors and Tillman have agreed to serve as directors if elected.  Proxies may not be voted for more than two Class III directors.  After the election at the Annual Meeting, we will have directors in each of our three classes, a majority of whom will be independent under the NASDAQ Listing Standards. The terms of our directors are staggered so that only one class is elected at each Annual Meeting of Stockholders.

Our Board recommends the election of both nominees named below, both of whom are currently serving as directors. Our Board does not contemplate that the nominees will be unable to serve as directors, but if this should occur prior to the voting of the proxies, the persons named in the enclosed proxy reserve the right to vote for such substitute nominee or nominees as they, in their discretion, shall determine.

Information about the Directors

The following table sets forth certain information with respect to the directors who are nominated for re-election as Class III directors at the Meeting for a three-year term expiring in 2015.

PROPOSED FOR ELECTION AS CLASS III DIRECTORS AT THE 2012 ANNUAL MEETING OF STOCKHOLDERS FOR A THREE-YEAR TERM EXPIRING IN 2015
Names and Background of Class III director nominees:	Director Since

Dennis C. Connors, age 58, has been an advisor to senior management of a number of private and public companies since 2005. Mr. Connors served from 2003-2004 as executive vice president of worldwide operations for 3Com, and served from 2002-2003 as president of CommWorks, a 3Com subsidiary which provided both wireless and wireline solutions to service providers worldwide. Mr. Connors previously was president of 3Com’s Business Connectivity Company. Prior to joining 3Com, Mr. Connors was executive vice president and general manager of the service business for Ericsson, Inc., and previously served the Ericsson/GE joint venture as vice president of worldwide marketing and vice president of global product development and operations for the Private Radio Systems Business. Mr. Connors came to the Ericsson/GE joint venture from GE where he held a number of executive positions. Mr. Connors is considered to be uniquely qualified to serve as a director of the Company because of his extensive executive management experience in our industry, his broad knowledge of business, and his network of contacts within our industry.

2007

Robert L. Tillman, age 64, has been an independent business consultant since 2002. From 2000 to 2002, he served as General Manager in Intel’s Embedded Intel Architecture Division, where he was responsible for the operations of Ziatech Corporation. From 1997 to 2000 he held the position of President of Ziatech Corporation. From 1971 to 1997, Mr. Tillman held various positions at Hewlett Packard. Mr. Tillman is considered to be uniquely qualified to serve as a director of the Company because of his prior executive management experience in our industry, his network of contacts within our industry, and his extensive business acumen.

2003

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH DIRECTOR NOMINEE.  UNLESS OTHERWISE DIRECTED ON YOUR PROXY, YOUR SHARES WILL BE VOTED FOR THE ELECTION OF EACH DIRECTOR NOMINEE.

DIRECTORS WHOSE TERMS DO NOT EXPIRE AT THE 2012 ANNUAL MEETING
Name and Background	Director Since
Class I Director

Charles E. Maginness, age 79, served as Chairman of our Board of Directors from 1986 to 2001 and served as our Chief Executive Officer from 1995 to 1997. From 1984 through 1986, he held the position of President and from 1984 through 1995 was also Chief Financial Officer. From 1970 to 1983, Mr. Maginness was employed by Kayex Corporation where he held several positions, including President and Chief Executive Officer, and President of its Hamco Division. Mr. Maginness is considered to be uniquely qualified to serve as a director of the Company because of his prior management experience with the Company, his extensive business acumen, his financial expertise and his industry knowledge.

1983
Class II Directors

Stuart B. Meisenzahl, age 70, has served as a director of the Company since 2001. He is a former partner in the law firm of Harter Secrest & Emery LLP, which continues to serve as general counsel to the Company. He was affiliated with the firm for 36 years, retiring in 1999, and he practiced principally in the areas of federal securities law and biotechnology licensing. Following his retirement, Mr. Meisenzahl has acted as a business consultant to a number of biotechnology companies. In addition, he has served as director or trustee of a number of charitable organizations in Rochester, New York. Mr. Meisenzahl is considered to be uniquely qualified to serve as a director of the Company because of his broad business acumen and his knowledge of licensing technology and SEC compliance.

2001

John M. Slusser, age 59, a founder of the Company, has served as President and Chief Executive Officer since October 2006, Chairman of the Board of Directors since June 2001, as a director since our formation in 1981 and as Chief Strategic Officer from January 2003 to May 2005. From 1981 through 1995, he held various positions within the Company, including President and Chief Executive Officer. From 1995 until 2000, he served as Chairman of the Board of InformationView Solutions Corporation and from 1995 to 1999 he served as that company’s Chief Executive Officer. Since 2000, he has served as President of Radio Daze LLC, a vintage electronics company. Prior to founding the Company, Mr. Slusser held various positions at Computer Consoles, Inc. Mr. Slusser holds a BSEE degree from Rochester Institute of Technology. Mr. Slusser is considered to be uniquely qualified to serve as a director of the Company because of his lifelong experience in our industry and his deep knowledge of our Company, its industry, and its people.

1981

EXECUTIVE OFFICERS

We are currently served by the following Executive Officers who are annually appointed to serve until their successors are appointed:

Name and Background	Executive Officer Since

John J. Grana, age 56, has served as Senior Vice President, Products and Technology since March 2009. Previously, Mr. Grana served as Senior Vice President and General Manager of the Embedded Systems Group from January 2007 to March 2009. From November 2005 to 2007, he served as Senior Vice President of Systems Engineering. From 2000 to 2005 he served as Vice President of Software Engineering. From 1997 to 2000, he held the position of Vice President and General Manager of the Controller Products Group. From 1994 to 1997, he held the position of Vice President of Software Engineering. From 1990 to 1994, he held the position of Technical Director of the Workstation Products business unit, and from 1986 to 1990, he served in various engineering positions. Prior to joining the Company, he held various engineering positions with Computer Consoles, Inc. Mr. Grana holds a BS degree in computer science from Rochester Institute of Technology.

2000
Dorrance W. Lamb, age 64, has served as Chief Financial Officer of the Company since 1995 and as Senior Vice President since November 2005. From 1992 to 2005 he served as Vice President of Finance. Prior to joining the Company, he was Senior Vice President for Finance and Administration at Infodata Systems, Inc. based in Fairfax, Virginia. Mr. Lamb is a certified public accountant and holds a BS degree in accounting from Benjamin Franklin University.	1992

J. Patrick Rice, age 53, has served as Senior Vice President, Sales, Marketing and Services since March 2009. Previously, Mr. Rice served as Vice President and General Manager - Signaling Systems Group from January 2007 to March 2009. Prior to that appointment, he served as Vice President of Worldwide Signaling Sales and Marketing since joining the Company in June 2006. From 2005 to 2006, Mr. Rice was an independent sales consultant for the telecom equipment industry. Mr. Rice held key senior positions at Tekelec for twelve years from 1992 to 2004, most recently serving as Vice President-Global Sales for Tekelec’s switching division. Prior to joining Tekelec, Mr. Rice held various engineering and sales positions with Nortel Networks. Throughout his career, Mr. Rice has served on various industry committees in both participative and leadership roles.

2007
John M. Slusser, age 59, has served as President and Chief Executive Officer since October 2006. Further information about Mr. Slusser is set forth under “DIRECTORS WHOSE TERMS DO NOT EXPIRE AT THE 2012 ANNUAL MEETING” above.	2006

COMPENSATION RISK OVERSIGHT

The Board maintains active oversight of the material risks that face the Company.  As part of that process, the compensation committee is charged with the ongoing management of risks arising from our compensation policies and programs.  As part of its oversight role, the Compensation Committee determines whether the risks related to the design and operation of the Company’s compensation plans and programs, if present, are reasonably likely to have a material adverse effect on the Company.

We believe that our compensation policies and practices do not encourage excessive risk-taking and are not reasonably likely to have a material adverse effect on the Company. The various mitigating factors which support this conclusion include:

•        Oversight of the annual and long-term contingent compensation programs by our Compensation Committee;

•        Management oversight of key plans and programs, including setting financial and operating goals;

•        Multi-year vesting requirements which encourage long-term perspectives among participants; and

•        The lack of having a Short-Term Incentive Program during the past three years because the Company’s financial performance did not meet the Committee’s minimum expectations.

EXECUTIVE COMPENSATION

Overview of Compensation Program

The Compensation Committee (the “Committee”) of the Board has responsibility for establishing, implementing and continually monitoring executive compensation. The Committee’s focus is to establish compensation at levels necessary to attract, retain and motivate the best possible executive talent.  Historically, the Committee has developed our executive compensation programs based on input from our Chief Executive Officer, third-party compensation surveys, the officers’ current compensation, our financial condition, our operating results, and individual performance.

Throughout this section, the individual who served as the Company’s Chief Executive Officer during 2011, as well as the other individuals included in the 2011 Summary Compensation Table included below, are referred to as the “Named Executive Officers.”

For the year ended December 31, 2011, the principal components of compensation for our Named Executive Officers consisted of base salary and long-term incentive award compensation.  The base salaries for the Company’s Named Executive Officers have not changed since 2008.  Historically, the Committee has established a short term incentive program to recognize exceptional performance and to assist in catching up with the targeted compensation goal.  However, during the past three years, the Company’s financial performance has not met the Committee’s minimum expectations for such a program.

Subsequent to December 31, 2011, the Compensation Committee of the Board of Directors established a short-term incentive program for 2012.  Under this program, the Company’s executive officers may receive a short-term incentive award equal to 10% of audited operating income up to $1,538,000 of after-incentive operating income, plus an additional 5% of after-incentive operating income in excess of that threshold.  Any earned incentive payments will be allocated 33% to Mr. Slusser, 24% to Mr. Lamb and 14% to Mr. Rice.   The remaining 29% will be allocated to other key employees.  The total amounts that may be earned under this program are capped at approximately 50% of base salary for Messrs. Slusser and Lamb, and at approximately 35% of base salary for Mr. Rice.  No payments will be made under this program if PT does not have positive audited net income for 2012.  The program is subject to ongoing review and modification at the discretion of the Committee.

2011 SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by each of the Named Executive Officers for the years ended December 31, 2011 and 2010:

Name and Principal Position	Year	Salary(4)	Non-equity incentive plan compensation	Stock awards	Stock option awards(1)	All other compen- sation(2)	Total
John M. Slusser Chief Executive Officer and President	2011 2010	$330,000 $330,000	- -	- -	$ 46,568 $ 62,870	$ 7,299 $ 6,099	$383,867 $399,969
Dorrance W. Lamb Senior Vice President and Chief Financial Officer	2011 2010	$237,602 $237,602	- -	- -	$ 24,836 $ 29,806	$ 5,945 $ 5,933	$268,383 $273,341
J. Patrick Rice Senior Vice President - Sales, Marketing and Services	2011 2010	$265,492(3) $246,278(3)	- -	- -	$ 15,523 $ 34,064	$13,727 $14,823	$294,742 $295,164

 (1)        The dollar value of stock option awards set forth in this column is equal to the grant-date fair value of stock-based compensation cost calculated in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“ASC Topic 718”).  A discussion of the assumptions used in calculating the amount is set forth in Note K, Stock-based Compensation Expense, to the Consolidated Financial Statements included in the Company’s current Annual Report on Form 10-K filed March 6, 2012.

(2)      All other compensation includes benefits paid for automobile allowances, 401(k) contributions, health insurance and life insurance.

(3)      Mr. Rice’s reported salary amounts include sales commissions based on sales of certain specific products.  This commission amounted to $65,489 in 2011 and $46,275 in 2010.

(4)      The base salaries for the Company’s Named Executive Officers have not changed since 2008.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2011

PT grants awards of equity compensation under our 2003 Omnibus Incentive Plan.  On May 6, 2011, we granted the following number of stock options to each of our Named Executive Officers:  Mr. Slusser - 70,000; Mr. Lamb – 40,000; and Mr. Rice – 25,000.  The exercise price of these options was $2.22, which was the closing price of our Common Stock on the date of grant.  The grant-date fair value of these stock options is included above in the Option Awards column of the Summary Compensation Table.

In addition, on January 30, 2012, we granted the following number of stock options to each of our Named Executive Officers:  Mr. Slusser - 100,000; Mr. Lamb – 60,000; and Mr. Rice – 40,000.  The exercise price of these options was $1.87, which was the closing price of our Common Stock on the date of grant.  As these options were granted subsequent to December 31, 2011, the grant-date fair value of these stock options is not included above in the Option Awards column of the Summary Compensation Table.

The shares subject to these stock options vest over a three-year period as follows: 20% vests on the first anniversary of the date of grant; an additional 30% vests on the second anniversary of the date of grant; and the remaining 50% vests on the third anniversary of the date of grant.  Mr. Slusser’s and Mr. Lamb’s stock options become fully vested and exercisable upon a change of control of the Company.  All of these stock options are exercisable for a five-year period commencing on the date of grant and provide the right for the Named Executive Officer to exercise vested options for one year following termination, death, disability or resignation.

The following table sets forth information regarding the number of shares of Common Stock underlying exercisable and unexercisable stock options outstanding on December 31, 2011 for our Named Executive Officers. The Company has not made any awards other than stock option awards.

Option Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)
				Option
				Exercise	Option
				Price	Expiration
Name				($)	Date
John M. Slusser	15,000	- (1)		5.82	1/16/2012
	50,000	- (2)		4.93	5/24/2012
	35,000	- (3)		5.38	7/8/2013
	35,000	35,000 (7)		2.59	3/12/2014
	15,000	60,000 (8)		2.97	1/18/2015
	-	70,000 (9)		2.22	5/6/2016

Dorrance W. Lamb	15,000	- (2)		4.93	5/24/2012
	12,000	- (4)		5.78	5/17/2013
	20,000	- (5)		6.64	3/17/2016
	18,750	- (3)		5.38	7/8/2013
	17,500	17,500 (7)		2.59	3/12/2014
	7,000	28,000 (8)		2.97	1/18/2015
	-	40,000 (9)		2.22	5/6/2016

J. Patrick Rice	20,000	- (6)		5.58	11/1/2016
	15,000	- (2)		4.93	5/24/2012
	23,500	- (3)		5.38	7/8/2013
	17,500	17,500 (7)		2.59	3/12/2014
	8,000	32,000 (8)		2.97	1/18/2015
	-	25,000 (9)		2.22	5/6/2016

(1)       These options became fully vested on January 16, 2008, and expired January 16, 2012.

(2)       These options became fully vested on May 24, 2010.

(3)       These options became twenty percent vested on July 8, 2009, became fifty percent vested on July 8, 2010, and became fully vested on July 8, 2011.

(4)       These options became fully vested on May 17, 2009.

(5)       These options became fully vested on March 17, 2011.

(6)       These options became fully vested on November 1, 2011.

(7)       These options became fully vested on March 12, 2011.

(8)       These options vested twenty percent on January 18, 2011, became fifty percent vested on January 18, 2012 and will become fully vested on January 12, 2013.

(9)       These options will become twenty percent on May 6, 2012, become fifty percent vested on May 6, 2013 and become fully vested on May 6, 2014.

PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The Committee views severance protection for executive officers as a necessary part of compensation to remain competitive in the market. The Named Executive Officers and certain other key executives are eligible for certain benefits in the event their employment is terminated without cause. These benefits are:

•        Subject to our regular payroll policies and practices, the continuation of salary, automobile, and health insurance benefits for six months after the date the executive employee’s employment ends;

•        Accelerated vesting of all outstanding stock options that would have vested within one year from the date of termination; and

•        The payment of any earned but unpaid bonus for the prior year.

The Board has determined that “cause” means (i) continually and willfully failing to perform the lawful responsibilities assigned to the executive employee; (ii) engaging in conduct that is demonstrably and materially harmful to the Company, including, but not limited to, engaging in inappropriate conduct toward other personnel or customers of the Company, being under the influence of alcohol or non-prescription drugs while at work, failing to comply with the provisions of a confidentiality agreement; (iii) misappropriating the Company’s property; (iv) being convicted of a felony or other crimes of moral turpitude; or (v) mishandling material, nonpublic information.

The following table sets forth the estimated payments that would be made in the event of a termination without cause or change in control for the Named Executive Officers who are currently employed by the Company as of December 31, 2011:

	Mr. Slusser	Mr. Lamb	Mr. Rice
Cash severance payment	$165,000	$118,801	$100,002
Accelerated stock options (1)	-	-	-
Continued health care benefits	-	1,723	3,814
Continued auto allowance	3,000	1,200	3,000
Total	$168,000	$121,724	$106,816

(1)       This amount would be based on the difference between the closing price of our Common Stock on December 31, 2011 and the exercise prices for each option for which vesting would accelerate.

ESTIMATED VALUE ON CHANGE IN CONTROL

Certain stock options granted to the Named Executive Officers will vest immediately in the event of a change in control. The exercise price of these options was greater than the closing price of the Company’s Common Stock on December 31, 2011.

DIRECTOR COMPENSATION

2011 Director Compensation

The Company uses a combination of cash and stock option-based compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required by the Company of members of the Board.  Board compensation is determined by the Compensation Committee of the Board.

Cash Compensation Paid to Board Members

For the year ended December 31, 2011, members of the Board who are not employees of the Company are entitled to receive $15,000 if they attend at least 75 percent of the scheduled Board meetings and an additional $1,000 for each meeting attended, including meetings attended telephonically. The Chairman of the Board, if a non-employee, would receive an annual retainer of $10,000. The Board Secretary, if a non-employee, receives an annual retainer of $1,000, and an additional $500 for each meeting attended. Directors who serve as a committee chair, or committee member, receive an annual retainer of $5,000 and $2,500, respectively, for the Audit Committee; $2,500 and $1,250, respectively for the Compensation Committee; and $1,500 and $750, respectively for the Nominating Committee. In addition, each committee member receives $500 for each committee meeting attended.  In addition to compensation paid to Board members, each member also receives reimbursement for reasonable company-related travel expenses.

Stock Option Program

Each non-employee director receives a stock option grant for 10,000 shares of Common Stock on the day of our Annual Meeting of Stockholders.  The exercise price for these options is the fair market value of our Common Stock as of market close on the date of the option grant. Options vest on the first anniversary of the grant date and expire five years from the date of grant.

2011 Director Summary Compensation Table

The table below summarizes the compensation paid by the Company to non-employee directors for the year ended December 31, 2011, and the grant-date fair value of stock option awards for the year ended December 31, 2011:

	Fees Earned	Option
	or Paid in	Awards	Total
Name	Cash ($)	($)(1,2)	($)
Dennis C. Connors	$27,750	$4,976	$32,726
Charles E. Maginness	$25,750	$4,976	$30,726
Stuart B. Meisenzahl	$31,750	$4,976	$36,726
Robert L. Tillman	$26,250	$4,976	$31,226

(1)     The dollar value of stock option awards set forth in this column is equal to the grant-date fair value of stock-based compensation cost calculated in accordance with the Financial Accounting Standards Board’s ASC Topic 718.   A discussion of the assumptions used in calculating the amount is set forth in Notes A and K to Consolidated Financial Statements.

(2)     The number of unexercised stock options (vested and unvested) held by the non-employee directors at December 31, 2011 was as follows: Mr. Tillman (50,000), Mr. Meisenzahl (50,000), Mr. Maginness (50,000) and Mr. Connors (48,333).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of a registered class of our equity securities to file certain reports regarding ownership of, and transactions in, our securities with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports that they file.

Based solely on our review of such reports furnished to us and written representations from certain reporting persons, we believe that our executive officers, directors and more than 10% stockholders timely filed all Section 16(a) reports required to be filed by them during the most recent fiscal year.

Equity Plan Information

In May 2001, the stockholders approved the 2001 Stock Option Plan.  The 2001 Stock Option Plan replaced the 1986 Incentive Stock Option Plan which expired on December 31, 2001.  The 2001 Stock Option Plan expired in 2011.  In June 2003, the stockholders approved the 2003 Omnibus Incentive Plan which would continue and allows the Company to continue to grant equity-based awards other than incentive stock options.

The following table provides certain information regarding the Company’s equity compensation plans as of December 31, 2011:

Equity Compensation Plan Information

	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance (excluding securities reflected in column a)

Plan Category
Equity compensation plans approved by security holders	1,688,383	$3.75	621,638
Equity compensation plans not
approved by security holders
Total	1,688,383	$3.75	621,638

On January 30, 2012, the Committee awarded stock options to purchase 346,000 shares of common stock to the Company’s named executive officers and certain other key employees.

PROPOSAL 2

ADOPTION OF PERFORMANCE TECHNOLOGIES, INCORPORATED 2012 OMNIBUS INCENTIVE PLAN

The Board of Directors is proposing the adoption of the Performance Technologies, Incorporated 2012 Omnibus Incentive Plan (“2012 Plan”), which is attached as Appendix A to this proxy statement.  The 2012 Plan reserves 1,500,000 shares of the Company’s Common Stock for future issuance.  The purpose of the 2012 Plan is to provide motivation to selected employees, directors and consultants to put forth the maximum efforts toward the growth, profitability and success of the Company by providing equity-based and cash-based incentives to such employees, directors and consultants.  The Board of Directors believes that the successful conduct of the business largely depends on these individuals.

The 2012 Plan would permit the Compensation Committee of the Board of Directors, or such other committee as may be designated by the Board of Directors (the “Committee”) to grant various types of stock-based and/or cash-based incentive awards to the Company’s executive officers, key employees, directors and consultants.  The Performance Technologies, Incorporated 2003 Omnibus Incentive Plan would continue if the Company’s stockholders approve the 2012 Plan.

The Board of Directors believes that it is important to have shares available for the recruitment, retention and motivation of employees, directors and consultants.  The Board of Directors has approved the Performance Technologies, Incorporated 2012 Omnibus Incentive Plan, subject to stockholder approval, and recommends a vote in favor of the adoption of the Performance Technologies, Incorporated 2012 Omnibus Incentive Plan.  Unless otherwise indicated the shares represented by the enclosed proxy will be voted FOR  such proposal.

Summary of the 2012 Omnibus Incentive Plan

Purpose

The purpose of the 2012 Plan is to provide motivation to selected employees, directors and consultants to put forth the maximum efforts toward the continued growth, profitability, and success of the Company by providing equity-based and cash-based incentives to such employees, directors and consultants.  (See Section 1.1).

Shares Available

Authorized Shares and Equitable Adjustments.  A total of 1,500,000 shares of the Company’s Common Stock will be available for grant of equity-based awards under the 2012 Plan, of which, no more than 750,000 may be used for full value awards such as restricted stock awards.  The 2012 Plan provides that equitable adjustments will be made in the number of shares of Common Stock covered by outstanding awards, the price per share applicable to outstanding awards and the number of shares that are thereafter available for awards in the event of a change in the capital or capital stock of the Company or any special distributions to stockholders.

Share Counting.  Shares of Common Stock subject to an Award that is canceled, expired, forfeited, settled in cash in lieu of shares of Common Stock or otherwise terminated without a delivery of shares to the Participant, or is exchanged with the Committee’s permission, prior to the issuance of shares of Common Stock, for an Award not involving shares of Common Stock, shall be available again for grant under the Plan; additionally, shares of Common Stock related to an Award of Restricted Stock that are forfeited shall again be available for grant under the Plan.  The full number of SARs subject to an Award that are to be settled by the issuance of shares of Common Stock shall be counted against the Share Authorization, regardless of the number of shares of Common Stock actually issued upon settlement of such SARs.  Furthermore, any shares of Common Stock withheld to satisfy tax withholding obligations on an Award issued under the Plan, shares of Common Stock tendered to pay the exercise price of an Award under the Plan, and shares of Common Stock repurchased on the open market with the proceeds of an Option exercise will no longer be eligible to be again available for grant under the Plan.  (See Article 6)

Administration

The Compensation Committee of the Board of Directors, or such other committee as may be designated by the Board of Directors (the “Committee”), will administer the 2012 Plan.  The Committee has the authority to interpret the 2012 Plan, establish rules and regulations for the operation and administration of the 2012 Plan, select the individuals to receive awards, determine the form, size, terms, conditions, limitations, and restrictions of awards, and take all other action it deems necessary or advisable to administer the 2012 Plan.  However, the 2012 Plan specifically prohibits the repricing of stock options or stock appreciation rights (“SARs”).  The Committee may allocate all or any portion of its responsibilities and powers under the 2012 Plan to any one or more of its members, the Chief Executive Officer or other senior members of management as the Committee deems appropriate.  (See Article 4)

Eligible Participants

The following persons are eligible to participate in the 2012 Plan (See Article 3):

•         all employees of the Company and its subsidiaries;

•         the Company’s directors; and

•         the consultants, advisors and independent contractors retained by the Company or its subsidiaries who are natural persons that provide bona fide services to the Company.

The selection of those participants who will receive awards is entirely within the discretion of the Committee.

Types of Awards

The 2012 Plan authorizes the grant of:

•         non-qualified and incentive stock options;

•         stock appreciation rights (“SARs”);

•         restricted stock and restricted stock units;

•         performance awards (which are stock-based or cash-based awards contingent upon attaining performance objectives during a performance period); and

•         other stock-based awards established by the Committee which are consistent with the 2012 Plan’s purpose.

Stock Options.   The Committee may grant awards in the form of stock options to purchase shares of the Company’s Common Stock.  For each stock option grant, the Committee will determine the number of shares subject to the option, the manner and time of the option’s exercise and the exercise price.  Stock options must be granted for a term of 10 years or less.  The exercise price of a stock option may not be less than 100% of the fair market value of the Company’s Common Stock on the date the stock option is granted.  Upon exercise, a participant may pay the exercise price in cash, shares of Common Stock, by withholding shares otherwise issuable in connection with the exercise of the option, any combination thereof, or such other consideration as the Committee determines.  Any stock option granted in the form of an incentive stock option will satisfy the requirements of Section 422A of the Internal Revenue Code.   (See Article 7)

Stock Appreciation Rights.   SARs entitle the participant to receive a payment equal to the appreciation in a stated number of shares of Common Stock.  The Committee may grant SARs either in tandem with a stock option (“Tandem SARS”) or independent of a stock option (“Freestanding SARs”).  A Tandem SAR will be exercisable to the extent its related stock option is exercisable.  Upon the exercise of a stock option as to some or all of the shares covered by the award, the related Tandem SAR will automatically be canceled to the extent of the number of shares covered by the stock option exercise.  The exercise price of a SAR may not be less than 100% of the fair market value of the Company’s Common Stock on the date of grant.  (See Article 8)

Restricted Stock and Restricted Stock Units.  The Committee may grant awards of restricted stock and/or restricted stock units, either alone or in combination with other awards granted under the Plan.  Such awards may be granted in the form of freestanding grants that vest based on the passage of time, or grants in payment of earned Performance Awards or other incentive compensation under another plan maintained by the Company.  The Committee will determine the terms, conditions, restrictions, and/or limitations that will be applicable to particular awards of restricted stock or restricted stock units.  (See Article 9)

Performance Awards.  Those employees who are “covered employees” within the meaning of Section 162(m) of the Internal Revenue Code are eligible to receive “Performance Awards.”  Generally, “covered employees” means the Chief Executive Officer and the other three highest paid executive officers other than the Chief Financial Officer.  Performance Awards are structured to qualify as deductible “Performance-Based” compensation for purposes of Section 162(m) of the Internal Revenue Code.  See, “Limitation on Income Tax Deduction” below.

Within the first 90 days of a performance period, the Committee may, in its sole discretion, designate which covered employees will be eligible for performance awards for the performance period, the length of the performance period, the types of performance awards to be issued, the performance criteria that are to be used to establish performance goals, the kind or level of performance goals and other relevant matters.

After the close of each performance period, the Committee will determine whether the performance goals for the performance period have been achieved.  In determining the actual award to be paid to a participant, the Committee has the authority to reduce or eliminate the award earned by the participant, based upon any objective or subjective criteria it deems appropriate.  (See Articles 10)

Payment Terms

Awards may be paid in cash, Common Stock, a combination of cash and Common Stock, or any other form of property, as the Committee determines.  If an award is granted in the form of a stock award, or performance share, or in the form of any other stock-based grant, the Committee may include as part of the award an entitlement to receive dividends or dividend equivalents; provided , however, no award of stock options or SARs shall include an entitlement to receive dividend or dividend equivalents.  Subject to the requirements of Section 409A of the Internal Revenue Code, at the discretion of the Committee, a participant may defer payment of a stock award, performance share, performance unit, dividend, or dividend equivalent.  (See Article 12)

Effect of Certain Events

Death or Disability.  The Committee shall have the authority to promulgate rules and regulations to determine the treatment of a participant under the 2012 Plan in the event of such participant’s death or disability.  Unless otherwise provided in an Award Notice, in the event that a participant shall die or become disabled prior to the complete exercise of the stock options or complete maturity of the SARs held by such participant may be exercised in whole or in part within one year after the date of the participant’s death or disability.  (See Section 13.1 (a)-(c))

Retirement or Approved Reason.  The Committee shall have the authority to promulgate rules and regulations to determine the treatment of a participant under the 2012 Plan in the event of such participant’s retirement or termination for an “Approved Reason” (as defined in the 2012 Plan).  Unless otherwise provided in an Award Notice, upon a participant’s retirement or termination from the Company for an Approved Reason, any vested stock options or matured SARs held by such participant may be exercised in whole or in part within one year after the date of the participant’s retirement or termination for an Approved Reason.  (See Sections 13.1 (a) and (d))

Other Termination.  Unless otherwise provided in an Award Notice, if a participant’s employment with the Company terminates for any reason other than death, disability, retirement or an “Approved Reason,” any vested stock option or matured SAR held by such participant may be exercised in whole or in part within 30 days after the date of the participant’s termination.  (See Sections 13.1(a) and (e))

Termination and Amendment of the 2012 Plan

The Committee may, at any time and from time to time, suspend, amend, modify or terminate the 2012 Plan without stockholder approval.  However, the Committee may condition any amendment or modification on the approval of stockholders of the Company if such approval is required and the Committee may not adopt any amendment to the 2012 Plan which would cause any Award outstanding under the Plan at the time of the amendment to violate Section 409A of the Internal Revenue Code.  (See Section 16.5)

Award Limits

The maximum performance award payable to any one participant under the 2012 Plan for a calendar year is 150,000 shares of Common Stock or, in the event the performance award is paid in cash, $500,000.   The maximum number of shares for which stock options may be granted under the 2012 Plan to any one participant for a calendar year is 250,000.  The maximum number of shares for which SARs may be granted under the 2012 Plan to any one participant for a calendar year is 100,000.  The maximum number of shares for which restricted stock or restricted stock units may be granted under the 2012 Plan is 250,000.  The maximum number of shares for which stock awards may be granted under the 2012 Plan to any one participant during a calendar year is 100,000.  (See Section 6.3)

Securities Act Registration

The Company will consider registering the shares of Common Stock purchasable under the 2012 Plan pursuant to a Registration Statement on Form S-8.

Non-U.S. Jurisdictions

To facilitate the granting of awards to participants who are employed outside of the United States, the 2012 Plan authorizes the Committee to modify and amend the terms and conditions of an award to accommodate differences in local law, policy or custom.  (See Section 5.2)

Federal Tax Treatment

Non-Qualified Stock Options.  Under present federal income tax regulations, there will be no federal income tax consequences to either the Company or the participant upon the grant of a non-qualified stock option.  However, the participant will realize ordinary income on the exercise of the option in an amount equal to the excess of the fair market value of the Common Stock acquired upon the exercise of such option over the exercise price, and the Company will receive a corresponding deduction.  The gain, if any, realized upon the subsequent disposition by the participant of the Common Stock will constitute short- or long-term capital gain, depending on the participant’s holding period.

Incentive Stock Options.  Under present federal income tax regulations, there will be no federal income tax consequences to either the Company or the participant upon the grant of an incentive stock option (an option that meets the requirement of Section 422 of the Internal Revenue Code) or the exercise thereof by the participant.  (However, the difference between the fair market value of the shares on the date of exercise and the exercise price is considered a preference item for purposes of the federal alternative minimum tax.)  If the participant holds the shares of Common Stock underlying the option for the greater of two years after the date the option was granted or one year after the acquisition of such shares of Common Stock (the “required holding period”), the difference between the aggregate exercise price and the amount realized upon disposition of the shares of Common Stock will constitute a long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction.  If the shares of Common Stock are disposed of in a sale, exchange or other disqualifying disposition during the required holding period, the participant will realize taxable ordinary income in an amount equal to the excess of the fair market value of the Common Stock purchased at the time of exercise over the aggregate exercise price, and the Company will be entitled to a federal income tax deduction equal to such amount.

SARs.  Under present federal income tax regulations, a participant receiving a SAR will not recognize income, and the Company will not be allowed a tax deduction, at the time the Award is granted.  When a participant exercises the SAR, the amount of cash and the fair market value of any shares of Common Stock received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company.

Performance Shares.  Under present federal income tax regulations, a participant receiving performance shares will not recognize income and the Company will not be allowed a tax deduction at the time the Award is granted.  When a participant receives payment of performance shares, the amount of cash and the fair market value of any shares of Common Stock received will be ordinary income to the participant and, subject to Code Section 162(m) limitations, if applicable, will be allowed as a deduction for federal income tax purposes to the Company.

Restricted Stock.  Under present federal income tax regulations, and unless the participant makes an election to accelerate recognition of the income to the date of grant, a participant receiving a restricted stock Award will not recognize income, and the Company will not be allowed a tax deduction, at the time the Award is granted.  When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the Common Stock, and, subject to Code Section 162(m) limitations, if applicable, the Company will be entitled to a corresponding tax deduction at that time.

Unrestricted Stock.  Under present federal income tax regulations, a participant receiving an unrestricted stock Award will recognize ordinary income and, subject to Code Section 162(m) limitations, if applicable, the Company will be allowed a tax deduction, at the time the Award is granted.

Limitation on Income Tax Deduction

Pursuant to Section 162(m) of the Internal Revenue Code, the Company may not deduct compensation in excess of $1 million paid to the Chief Executive Officer and the three next most highly compensated executive officers of the Company other than the Chief Financial Officer (each, a “Covered Employee”).  The Board had the 2012 Plan approved by the stockholders in order to permit the grant of certain awards thereunder, such as options, SARs and certain performance shares, that will constitute “Performance-Based” compensation, which is excluded from the calculation of annual compensation of Covered Employees for purposes of Section 162(m) and is fully deductible by the Company.  The Committee may grant awards under the 2012 Plan that do not qualify as “Performance-Based” compensation under Section 162(m).  The payment of any such non-qualifying awards to a Covered Employee could be non-deductible by the Company, in whole or in part, under Section 162(m), depending on such Covered Employee’s total compensation in the applicable year.

Performance Goals for Certain Section 162(m) Awards.  Under the 2012 Plan, the Committee may determine that, in order to meet the “Performance-Based” award criteria of Section 162(m) and the regulations thereunder, a particular award granted under the Plan will be determined solely on the basis of one or more of the following measures of corporate performance, alone or in combination, for the Company as a whole: increase in total revenue, earnings before interest and taxes, earnings before interest, depreciation, taxes and amortization (“EBIDTA”), return on stockholders’ equity, gross margin, earnings per share, net income, operating income, net profit, operating profits, profits before tax, net cash provided by operating activities, ratio of operating earnings to capital spending, free cash flow, return on assets, equity or stockholder’s equity and Common Stock price per share.  Measurement of the Company’s performance against such goals established by the Committee shall be objectively determinable, and to the extent such goals are expressed in standard accounting terms, performance shall be measured in accordance with generally accepted accounting principles.  The Committee shall have the right for any reason to reduce (but not increase) any such award, notwithstanding the achievement of a specified goal.  If an award is made on such basis, the Committee shall establish goals prior to the beginning of the period to which such performance goal relates (or such later date as may be permitted under Section 162(m) or the regulations thereunder).  Any payment of an award granted with performance goals under this section of the Plan will be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

Although the 2012 Plan contains provisions regarding “Performance-Based” compensation for purposes of complying with Section 162(m) of the Internal Revenue Code, the Company historically has not compensated its executives at levels that would trigger the application of that section and does not anticipate doing so in the foreseeable future.

The above summary of the Plan is qualified in its entirety by reference to the full text of the 2012 Plan, which is attached as Appendix A to this proxy statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2

AUDIT COMMITTEE REPORT

The Audit Committee met four times during 2011 and each time held private sessions with PricewaterhouseCoopers LLP, our independent registered public accounting firm.  The Audit Committee has:

•     reviewed and discussed with us, regulatory changes occurring during the past year including requirements related to the Sarbanes-Oxley Act of 2002 and any new Securities and Exchange Commission and NASD requirements;

•     reviewed and discussed our audited financial statements for 2011 with management and with PricewaterhouseCoopers LLP;

•     reviewed and discussed management’s selection, application and disclosure of critical accounting policies;

•     reviewed and discussed the adequacy of our internal control over financial reporting and accounting and financial personnel;

•     discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement of Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards) as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•     discussed the process used by management in formulating accounting estimates and the basis for the registered public accounting firm’s conclusions regarding the reasonableness of those estimates; and

•     received and discussed the written disclosures and the letter from the independent registered public accounting firm required by Rule 3526, Communication with Audit Committees Concerning Independence, of the Public Company Accounting Oversight Board, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based on such review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for 2011 for filing with the SEC.

Prior to approving PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2011, the Audit Committee considered whether PricewaterhouseCoopers LLP’s provision of other than audit services is compatible with maintaining the registered public accounting firm’s independence and has concluded that PricewaterhouseCoopers LLP meets the independence standards.

Audit Committee:

Dennis C. Connors, Chairman

Stuart B. Meisenzahl

Robert L. Tillman

AUDIT FEES AND ALL OTHER FEES

Fees Billed by PricewaterhouseCoopers LLP during 2011 and 2010

During 2011 and 2010, PricewaterhouseCoopers LLP billed us the following fees for the services discussed below:

	2011	2010
Audit Fees	$170,000	$216,000
Audit-Related Fees	15,000	-
Tax Fees	-	-
All Other Fees	2,000	2,000
Total	$187,000	$218,000

Audit Fees:  Audit fees in 2011 and 2010 were billed for the audit of the Company’s annual consolidated financial statements.  Audit fees in both years include charges for the auditors’ review of our interim financial statements included in Form 10-Q filed with the SEC as well as fees related to assistance with regulatory reviews of Company filings, if any.

Audit-Related Fees:  Audit-Related fees in 2011 were incurred for accounting consultation relating to our GENBAND asset acquisition. PricewaterhouseCoopers LLP did not incur any audit-related fees in 2010.

Tax Fees:  PricewaterhouseCoopers LLP did not incur any tax fees in either 2011 or 2010.

All Other Fees:   All other fees in 2011 and 2010 were related to a subscription for an accounting literature research product.

All audit and other fees paid in 2011 and 2010 were approved by the Audit Committee.

Effective in 2003, the Audit Committee established the following guidelines for securing non-audit services:

•        The chairperson for the Audit Committee can authorize management, in advance, to secure non-audit services up to $25,000 provided the Committee is informed on a timely basis of such commitment.

•        The Audit Committee must pre-approve each non-audit service in excess of $25,000.

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of PricewaterhouseCoopers LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2011, and the Board has again selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. This selection will be presented to the stockholders for their ratification at the Annual Meeting. The Board recommends a vote in favor of the proposal to ratify this selection and (unless otherwise directed therein) it is intended that the shares represented by the enclosed properly executed proxy will be voted FOR  such proposal. If the stockholders do not ratify this selection, the Board may reconsider its choice.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. The representative will be given an opportunity to make a statement and will be available to respond to appropriate questions concerning the audit of our financial statements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3

STOCKHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING

In order for any stockholder proposal to be included in our Proxy Statement to be issued in connection with the 2013 Annual Meeting of Stockholders, such proposal must be delivered to us no later than January 7, 2013. If the proposal is in compliance with all of the requirements of Rule 14a-8 under the Securities Exchange Act, we will include the stockholder proposal in our proxy statement and place it on the form of proxy issued for the 2013 Annual Meeting of Stockholders. Stockholder proposals that are not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act may be brought before the 2013 Annual Meeting of Stockholders only if written notice of the proposal is delivered to our Secretary no earlier than March 1, 2013, and no later than March 26, 2013, and if the stockholder complies with all of the other provisions of Article II, Section 12 of our By-laws. All such notices should be delivered to Stuart B. Meisenzahl, Secretary of Performance Technologies, Incorporated, 140 Canal View Boulevard, Rochester, New York 14623.

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not intend to present, and has not been informed that any other person intends to present, any matter other than those specifically referred to in this Proxy Statement. If any other matters properly come before the Meeting, it is intended that the holders of the proxies will act in respect thereto in accordance with their best judgment.

By Order of the Board of Directors,

Stuart B. Meisenzahl
Secretary to the Board
Dated at Rochester, New York
April 23, 2012